Exhibit 99.1

LNB Bancorp, Inc. Reports Second Quarter 2014 Results

  Net Income Available to Common Shareholders of $2.0 million, an 18.6% year-over-year increase
  Operating revenue up $406,000, an increase of 3.3% from the second quarter of the prior year
  Nonperforming assets declined by $6.8 million, a decrease of 24.6% from the second quarter a year ago

LORAIN, Ohio--(BUSINESS WIRE)--July 29, 2014--LNB Bancorp, Inc. (NASDAQ: LNBB) (“LNB” or the “Company”) today reported financial results for the second quarter 2014. Net income available to common shareholders was $2.0 million, or $0.21 per common share, compared to $1.7 million, or $0.18 per common share, for the year ago quarter. For the first six months of 2014, net income available to common shareholders was $3.6 million, or $0.37 per common share, compared to $2.6 million, or $0.29 per common share for the first six months of last year.

Operating revenue, including net interest income on a fully tax-equivalent basis ("FTE") plus noninterest income from operations, was $12.6 million for the second quarter of 2014, an increase of $406,000, or 3.3%, from the second quarter of the prior year. The net interest margin (FTE) for the second quarter of 2014 was 3.27%, an increase of seven basis points from the 2013 second quarter.

“Overall, we are very pleased with the second quarter results. We’ve seen solid loan growth, improved credit quality and margin improvement,” stated Daniel E. Klimas, president and chief executive officer.

Gain on the sale of loans was $890,000 for the quarter, compared to $587,000 for the second quarter of 2013. This increase is primarily due to the gain on the sale of SBA (Small Business Administration) loans, offsetting a decline in mortgage lending activities.

Loan balances grew by 2.8% compared to the second quarter of 2013, led by the consumer loan and indirect auto loan portfolios. Indirect auto loan production reached $41.0 million during the quarter, driven by auto industry sales growth during the period.

The Company continued to make progress on improving credit quality as non-performing assets declined $6.8 million from the same quarter in 2013. The ratio of non-performing assets to total assets at June 30, 2014 was 1.69%, down from 2.28% at June 30, 2013.

The provision for loan losses was $893,000 in the second quarter of 2014, down $157,000 from the 2013 second quarter, reflecting the Company’s improvement in credit quality. Net charge-offs were $960,000 for the second quarter of 2014, or 0.42% of average loans (annualized), compared to $1.0 million, or 0.47% of average loans (annualized), in the second quarter of 2013. “The credit quality indicators continue to improve, resulting in a lower provision for the second quarter,” stated Klimas.

Noninterest income was $3.3 million for the second quarter of 2014 compared to $3.1 million for the prior-year second quarter. This year-over-year increase was driven primarily by gains on the sale of loans.

Noninterest expense was $8.8 million for the second quarter of 2014 compared with $8.6 million for the second quarter of 2013, an increase of 2.0%. Salaries and benefit costs were higher due to additions of staff in revenue producing areas, while professional fees were lower in the second quarter of 2014, as professional fees for last year’s second quarter included the cost associated with retiring the Company’s preferred shares. Noninterest expense as of June 30, 2014 totaled $17.7 million, a $246,000 decrease from June 30, 2013.

The Company continues to maintain capital levels in excess of the regulatory requirements to be categorized as “well capitalized” with a total risk-based capital ratio of 12.41%, Tier 1 leverage ratio of 8.77% and tangible common equity to tangible assets of 7.29% at June 30, 2014.

Total assets at June 30, 2014 were $1.24 billion, up $18.6 million, or 1.5%, from a year ago. Total deposits at June 30, 2014 were $1.05 billion, up $9.7 million, or 1.0%, from June 30, 2013.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and its Morgan Bank division serve customers through 20 retail-banking locations and 28 ATMs in Lorain, Erie, Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Terms such as "will," "should," "plan," "intend," "expect," "continue," "believe," "anticipate" and "seek," as well as similar comments, are forward-looking in nature. Actual results and events may differ materially from those expressed or anticipated as a result of risks and uncertainties which include but are not limited to: a worsening of economic conditions or slowing of any economic recovery, which could negatively impact, among other things, business activity and consumer spending and could lead to a lack of liquidity in the credit markets; changes in the interest rate environment which could reduce anticipated or actual margins; increases in interest rates or further weakening of economic conditions that could constrain borrowers’ ability to repay outstanding loans or diminish the value of the collateral securing those loans; market conditions or other events that could negatively affect the level or cost of funding, affecting the Company’s ongoing ability to accommodate liability maturities and deposit withdrawals, meet contractual obligations, and fund asset growth, and new business transactions at a reasonable cost, in a timely manner and without adverse consequences; changes in political conditions or the legislative or regulatory environment, including new or heightened legal standards and regulatory requirements, practices or expectations, which may impede profitability or affect the Company’s financial condition (such as, for example, the Dodd-Frank Act and rules and regulations that have been or may be promulgated under the Act); persisting volatility and limited credit availability in the financial markets, particularly if market conditions limit the Company’s ability to raise funding to the extent required by banking regulators or otherwise; significant increases in competitive pressure in the banking and financial services industries, particularly in the geographic or business areas in which the Company conducts its operations; limitations on the Company’s ability to return capital to shareholders, including the ability to pay dividends, and the dilution of the Company’s common shares that may result from, among other things, any capital-raising or acquisition activities of the Company; adverse effects on the Company’s ability to engage in routine funding transactions as a result of the actions and commercial soundness of other financial institutions; general economic conditions becoming less favorable than expected, continued disruption in the housing markets and/or asset price deterioration, which have had and may continue to have a negative effect on the valuation of certain asset categories represented on the Company’s balance sheet; increases in deposit insurance premiums or assessments imposed on the Company by the FDIC; a failure of the Company’s operating systems or infrastructure, or those of its third-party vendors, that could disrupt its business; risks that are not effectively identified or mitigated by the Company’s risk management framework; and difficulty attracting and/or retaining key executives and/or relationship managers at compensation levels necessary to maintain a competitive market position; as well as the risks and uncertainties described from time to time in the Company’s reports as filed with the SEC. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS

	At June 30, 2014	At December 31, 2013
	(unaudited)
	(Dollars in thousands except share amounts)
ASSETS
Cash and due from Banks	$40,968	$36,717
Federal funds sold and interest bearing deposits in banks	6,827	15,555
Cash and cash equivalents	47,795	52,272
Securities Available for sale, at fair value	219,422	216,122
Total securities	219,422	216,122
Restricted stock	5,741	5,741
Loans held for sale	2,856	4,483
Loans:
Portfolio loans	907,365	902,299
Allowance for loan losses	(17,430)	(17,505)
Net loans	889,935	884,794
Bank premises and equipment, net	7,901	8,198
Other real estate owned	1,016	579
Bank owned life insurance	19,704	19,362
Goodwill, net	21,582	21,582
Intangible assets, net	390	457
Accrued interest receivable	3,572	3,621
Other assets	16,928	13,046
Total Assets	$1,236,842	$1,230,257

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Demand and other noninterest-bearing	$161,580	$148,961
Savings, money market and interest-bearing demand	411,559	393,778
Certificates of deposit	475,799	502,850
Total deposits	1,048,938	1,045,589
Short-term borrowings	3,362	4,576
Federal Home Loan Bank advances	46,813	46,708
Junior subordinated debentures	16,238	16,238
Accrued interest payable	688	789
Accrued taxes, expenses and other liabilities	10,315	4,901
Total Liabilities	1,126,354	1,118,801
Shareholders' Equity
Preferred stock, Series A Voting, no par value, authorized 150,000 shares at June 30, 2014 and December 31, 2013.	-	-
Fixed rate cumulative preferred stock, Series B, no par value, $1,000 liquidation value, no shares were issued at June 30, 2014 and 7,689 shares authorized and issued at December 31, 2013	-	7,689
Discount on Series B preferred stock	-	(19)
Common stock, par value $1 per share, authorized 15,000,000 shares, issued shares 10,001,717 at June 30, 2014 and 10,001,717 at December 31, 2013	10,002	10,002
Additional paid-in capital	51,229	51,098
Retained earnings	57,367	53,966
Accumulated other comprehensive income	(1,933)	(5,188)
Treasury shares at cost, 336,745 shares at June 30, 2014 and 328,194 at December 31, 2013	(6,177)	(6,092)
Total Shareholders' Equity	110,488	111,456
Total Liabilities and Shareholders' Equity	$1,236,842	$1,230,257

Consolidated Statements of Income (unaudited)

	Three Months Ended June 30,	Three Months Ended June 30,	Six Months Ended June 30,	Six Months Ended June 30,
	2014	2013	2014	2013
	(Dollars in thousands except share and per share amounts)
Interest Income
Loans	$9,188	$9,264	$18,116	$18,318
Securities:
U.S. Government agencies and corporations	1,040	867	2,068	1,708
State and political subdivisions	310	298	613	586
Other debt and equity securities	67	138	184	222
Federal funds sold and short-term investments	7	9	24	16
Total interest income	10,612	10,576	21,005	20,850

Interest Expense
Deposits	1,023	1,236	2,105	2,485
Federal Home Loan Bank advances	157	157	312	311
Short-term borrowings	27	-	53	1
Junior subordinated debenture	169	174	338	340
Total interest expense	1,376	1,567	2,808	3,137
Net Interest Income	9,236	9,009	18,197	17,713
Provision for Loan Losses	893	1,050	1,793	2,400
Net interest income after provision for loan losses	8,343	7,959	16,404	15,313

Noninterest Income
Investment and trust services	456	440	856	815
Deposit service charges	849	869	1,619	1,685
Other service charges and fees	738	808	1,491	1,639
Income from bank owned life insurance	173	170	342	338
Other income	106	232	257	553
Total fees and other income	2,322	2,519	4,565	5,030
Securities gains (losses), net	(5)	-	(5)	178
Gains on sale of loans	890	587	1,593	1,243
Gains (loss) on sale of other assets, net	44	(34)	10	(47)
Total noninterest income	3,251	3,072	6,163	6,404

Noninterest Expense
Salaries and employee benefits	4,510	4,224	9,105	9,251
Furniture and equipment	1,177	1,134	2,325	2,083
Net occupancy	603	549	1,216	1,137
Professional fees	426	586	920	1,076
Marketing and public relations	390	349	790	638
Supplies, postage and freight	218	274	432	581
Telecommunications	162	175	313	337
Ohio Franchise tax	223	302	447	610
Intangible asset amortization	34	33	67	67
FDIC assessments	261	238	533	480
Other real estate owned	37	48	61	125
Loan and collection expense	372	374	670	762
Other expense	385	336	778	756
Total noninterest expense	8,798	8,622	17,657	17,903
Income before income tax expense	2,796	2,409	4,910	3,814
Income tax expense	773	586	1,281	878
Net Income	$2,023	$1,823	$3,629	$2,936
Dividends and accretion on preferred stock	-	117	35	374
Net Income Available to Common Shareholders	$2,023	$1,706	$3,594	$2,562

Net Income Per Common Share
Basic	$0.21	$0.18	$0.37	$0.29
Diluted	0.21	0.18	0.37	0.29
Dividends declared	0.01	0.01	0.02	0.02
Average Common Shares Outstanding
Basic	9,664,972	9,303,702	9,666,626	8,755,457
Diluted	9,682,444	9,223,678	9,683,634	8,659,122

LNB Bancorp, Inc.
Supplemental Financial Information
(Unaudited - Dollars in thousands except Share and Per Share Data)

	Three Months Ended				Six Months Ended
END OF PERIOD BALANCES	June 30, 2014	March 31, 2014	December 31, 2013	June 30, 2013	June 30, 2014	June 30, 2013
Cash and Cash Equivalents	$47,795	$68,241	$52,272	$49,534	$47,795	$49,534
Securities	219,422	217,510	216,122	228,766	219,422	228,766
Restricted stock	5,741	5,741	5,741	5,741	5,741	5,741
Loans held for sale	2,856	1,811	4,483	3,423	2,856	3,423
Portfolio loans	907,365	910,189	902,299	882,896	907,365	882,896
Allowance for loan losses	17,430	17,497	17,505	17,815	17,430	17,815
Net loans	889,935	892,692	884,794	865,081	889,935	865,081
Other assets	71,093	69,398	66,845	65,701	71,093	65,701
Total assets	$1,236,842	$1,255,393	$1,230,257	$1,218,246	$1,236,842	$1,218,246
Total deposits	1,048,938	1,076,851	1,045,589	1,039,279	1,048,938	1,039,279
Other borrowings	66,413	66,723	67,522	64,704	66,413	64,704
Other liabilities	11,003	4,705	5,690	5,369	11,003	5,369
Total liabilities	1,126,354	1,148,279	1,118,801	1,109,352	1,126,354	1,109,352
Total shareholders' equity	110,488	107,114	111,456	108,894	110,488	108,894
Total liabilities and shareholders' equity	$1,236,842	$1,255,393	$1,230,257	$1,218,246	$1,236,842	$1,218,246

AVERAGE BALANCES
Assets:
Total assets	$1,236,203	$1,234,380	$1,221,830	$1,233,694	$1,235,296	$1,214,767
Earning assets*	$1,154,063	$1,150,500	1,137,943	1,147,869	1,152,291	1,130,676
Securities	$223,198	$217,753	214,860	225,644	220,491	217,207
Portfolio loans	907,851	906,843	899,899	882,499	907,350	883,689
Liabilities and shareholders' equity:						-
Total deposits	$1,056,144	$1,055,980	$1,041,763	$1,053,952	$1,056,062	$1,035,562
Interest bearing deposits	905,838	910,340	891,589	914,652	908,076	897,028
Interest bearing liabilities	972,784	978,073	956,866	979,260	975,414	961,512
Total shareholders' equity	108,624	106,681	109,814	110,619	107,657	110,518

INCOME STATEMENT
Total Interest Income	$10,612	$10,393	$10,525	$10,576	$21,005	$20,850
Total Interest Expense	1,376	1,432	1,490	1,567	2,808	3,137
Net interest income	9,236	8,961	9,035	9,009	18,197	17,713
Provision for loan losses	893	900	1,025	1,050	1,793	2,400
Other income	2,322	2,243	2,524	2,519	4,565	5,030
Net gain on sale of assets	929	669	732	553	1,598	1,374
Noninterest expense	8,798	8,859	8,983	8,622	17,657	17,903
Income before income taxes	2,796	2,114	2,283	2,409	4,910	3,814
Income tax expense	773	508	577	586	1,281	878
Net income	2,023	1,606	1,706	1,823	3,629	2,936
Preferred stock dividend and accretion	-	35	163	117	35	374
Net income available to common shareholders	$2,023	$1,571	$1,543	$1,706	$3,594	$2,562
Common cash dividend declared and paid	$97	$97	$93	$93	$194	$172

Net interest income-FTE (1)	$9,396	$9,117	$9,192	$9,169	$18,513	$18,029
Total Operating Revenue (4)	$12,647	$12,029	$12,448	$12,241	$24,676	$24,433

	Three Months Ended				Six Months Ended
	June 30,	March 31,	December 31,	June 30,	June 30,	June 30,
	2014	2014	2013	2013	2014	2013
PER SHARE DATA
Basic net income per common share	$0.21	$0.16	$0.16	$0.18	$0.37	$0.29
Diluted net income per common share	0.21	0.16	0.16	0.18	0.37	0.29
Cash dividends per common share	0.01	0.01	0.01	0.01	0.02	0.02
Book value per common shares outstanding	11.43	11.08	10.73	10.36	11.43	10.36
Tangible book value per common shares outstanding**	9.49	8.81	8.45	8.35	9.49	8.06
Period-end common share market value	12.18	11.42	10.03	8.59	12.18	8.59
Market as a % of tangible book	128.36%	129.69%	118.69%	102.90%	128.36%	106.58%
Basic average common shares outstanding	9,664,972	9,668,297	9,379,355	9,303,702	9,666,626	8,755,457
Diluted average common shares outstanding	9,682,444	9,705,432	9,404,651	9,319,142	9,683,634	8,769,291
Common shares outstanding	9,664,972	9,664,972	9,673,523	9,631,896	9,664,972	9,631,896

KEY RATIOS
Return on average assets (ROA) (2)	0.66%	0.53%	0.55%	0.59%	0.59%	0.49%
Return on average common equity (ROE) (2)	7.47%	6.11%	6.16%	6.61%	6.80%	5.36%
Efficiency ratio	69.57%	73.65%	72.16%	70.44%	71.56%	73.27%
Noninterest expense to average assets (2)	2.85%	2.91%	2.92%	2.80%	2.88%	2.97%
Net interest margin (FTE) (1)	3.27%	3.21%	3.20%	3.20%	3.24%	3.22%
Common stock dividend payout ratio	4.79%	6.18%	6.10%	5.46%	5.38%	6.83%
Common stock market capitalization	$117,719	$110,374	$97,025	$82,738	$117,719	$82,738

ASSET QUALITY
Allowance for Loan Losses
Allowance for loan losses, beginning of period	$17,497	$17,505	$17,791	$17,806	17,505	17,637
Provision for loan losses	893	900	1,025	1,050	1,793	2,400
Charge-offs	1,033	998	1,570	1,667	2,032	3,095
Recoveries	73	90	259	626	164	873
Net charge-offs	960	908	1,311	1,041	1,868	2,222
Allowance for loan losses, end of period	$17,430	$17,497	$17,505	$17,815	$17,430	$17,815

Nonperforming Assets
Nonperforming loans	$19,907	$20,918	$21,986	$26,605	$19,907	$26,605
Other real estate owned	1,016	979	579	1,149	1,016	1,149
Total nonperforming assets	$20,923	$21,897	$22,565	$27,754	$20,923	$27,754

Ratios
Total nonperforming loans to total loans	2.19%	2.30%	2.44%	3.01%	2.19%	3.01%
Total nonperforming assets to total assets	1.69%	1.74%	1.83%	2.28%	1.69%	2.28%
Net charge-offs to average loans (2)	0.42%	0.41%	0.58%	0.47%	0.42%	0.51%
Provision for loan losses to average loans (2)	0.39%	0.40%	0.45%	0.48%	0.40%	0.55%
Allowance for loan losses to portfolio loans	1.92%	1.92%	1.94%	2.02%	1.92%	2.02%
Allowance to nonperforming loans	87.56%	83.65%	79.62%	66.96%	87.56%	66.96%
Allowance to nonperforming assets	83.31%	79.91%	77.58%	64.19%	83.31%	64.19%

CAPITAL & LIQUIDITY
Period-end tangible common equity to assets**	7.29%	6.90%	6.77%	6.49%	7.29%	6.49%
Average equity to assets	8.79%	8.64%	8.99%	8.97%	8.72%	9.10%
Average equity to loans	11.96%	11.76%	12.20%	12.53%	11.86%	12.51%
Average loans to deposits	85.96%	85.88%	86.38%	83.73%	85.92%	85.33%
Tier 1 leverage ratio (3)	8.77%	8.61%	9.22%	8.73%	8.77%	8.73%
Tier 1 risk-based capital ratio (3)	11.17%	10.90%	11.63%	11.36%	11.17%	11.36%
Total risk-based capital ratio (3)	12.43%	12.15%	12.89%	12.62%	12.43%	12.62%

(1) FTE -- fully tax equivalent at 34% tax rate
(2) Annualized
(3) 6-30-14 ratio is estimated.
(4) Net interest income on a fully tax-equivalent basis ("FTE") plus noninterest income from operations
* Earning Assets includes Loans Held for Sale
** Non-GAAP measures.

**Non-GAAP Financial Measures - Statements included in this press release include non-GAAP financial measures. The Corporations use of these non-GAAP financial measures, includes the period-end tangible common equity to assets ratio, in their analysis of the company's performance. Period-end tangible common equity excludes preferred stock as well as goodwill and other intangible assets, net, from total stockholders' equity. Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Corporation. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Corporation’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

CONTACT:
LNB Bancorp, Inc.
Peter R. Catanese, Senior Vice President, 440-244-7126